                                                                    EXHIBIT 23.7

                                    CONSENT

     The undersigned hereby consents to being named in the Registration Statement on Form S-1 for Oil States International, Inc. as a director to be appointed upon consummation of the initial public offering of Oil States International, Inc.

     IN WITNESS WHEREOF, the undersigned has executed this Consent effective as of the 9th day of August, 2000.

                                             /s/ GARY L. ROSENTHAL
                                             ---------------------------------
                                             Gary L. Rosenthal